Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated July 6, 2022 on the consolidated financial statements of Enservco Corporation for the years ended December 31, 2021 and 2020 in the S-1/A Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PLANTE & MORAN, PLLC

Southfield, Michigan

February 10, 2023